Exhibit 99.1

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

For Immediate Release

HEXION SPECIALTY CHEMICALS, INC. ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN OF ITS OUTSTANDING NOTES AND OUTSTANDING NOTES OF HUNTSMAN INTERNATIONAL LLC

COLUMBUS, OHIO – (October 8, 2008) – Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”) announced today that Nimbus Merger Sub Inc. (“Nimbus”), a wholly owned subsidiary of Hexion, is offering to purchase for cash (i) any and all of the outstanding $200,000,000 principal amount of Second-Priority Senior Secured Floating Rate Notes due 2014 (CUSIP No. 428303AG6) (the “Floating Rate Notes”) and (ii) any and all of the outstanding $625,000,000 principal amount of 9 3/4% Second-Priority Senior Secured Notes due 2014 (CUSIP No. 428303AH6) (the “9 3/4 Notes” and, together with the Floating Rate Notes, the “Hexion Notes”) issued by Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, in each case on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent (the “Hexion Offer Documents”). Hexion also announced today that Nimbus is offering to purchase for cash (i) any and all of the outstanding $296,010,000 principal amount of 11 5/8% Senior Secured Notes due 2010 (CUSIP No. 44701RAE0) (the “Huntsman 11 5/8% Notes”), (ii) any and all of the outstanding $198,000,000 principal amount of 11 1/2% Senior Notes due 2012 (CUSIP No. 44701RAG5) (the “Huntsman 11 1/2% Notes”), (iii) any and all of the outstanding $175,000,000 principal amount of 7 3/8% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAK8) (the “Huntsman 7 3/8% Notes”), (iv) any and all of the outstanding €135,000,000 principal amount of 7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAL6) (the “Huntsman 7 1/2% Notes”), (v) any and all of the outstanding $347,000,000 principal amount of 7 7/8% Subordinated Notes due 2014 (CUSIP No. 44701QAP7) (the “Huntsman 7 7 /8% Notes”) and (vi) any and all of the outstanding €400,000,000 principal amount of 6 7/8% Subordinated Notes due 2013 (the “Huntsman 6 7/8% Notes” and, collectively with the Huntsman 11 5/8% Notes, Huntsman 11 1/2% Notes, Huntsman 7 3/8% Notes, Huntsman 7 1/2% Notes, and Huntsman 7 7/8% Notes, the “Huntsman Notes”), in each case issued by Huntsman International LLC, on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent (the “Huntsman Offer Documents” and, together with the Hexion Offer Documents, the “Offer Documents”). Nimbus is also soliciting consents to eliminate most of the restrictive covenants and the liens, as applicable, in the indentures under which the Hexion Notes and the Huntsman Notes (together, the “Notes”) were issued.

The tender offers are subject to the conditions set forth in the Offer Documents including (i) the consummation of Hexion’s proposed acquisition of Huntsman Corporation and the related financing transactions, and (ii) the receipt of consents of the noteholders representing a majority in aggregate principal amount of the Notes issued under each indenture. The release of liens under the indentures will require the consents of noteholders representing (i) in the case of the Hexion Notes, two-thirds in aggregate principal amount of such Notes, and (ii) in the case of the Huntsman 11 5/8% Notes, 100% in aggregate principal amount of such Notes.

The total consideration for the Floating Rate Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Hexion Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 4.75% U.S. Treasury Note due November 15, 2008, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Hexion Offer Documents, plus (ii) a fixed spread of 50 basis points. The total consideration for the 9 3/4% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Hexion Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 4.5% U.S. Treasury Note due November 15, 2010, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Hexion Offer Documents, plus (ii) a fixed spread of 50 basis points.

The total consideration for each $1,000 in principal amount of the Huntsman 11 5/8 Notes will be $1,034.06. The total consideration for each $1,000 in principal amount of the Huntsman 11 1/2% Notes will be $1,062.50. The total consideration for the Huntsman 7 3/8% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Huntsman Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 3.25% U.S. Treasury Note due December 31, 2009, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Huntsman Offer Documents, plus (ii) a fixed spread of 50 basis points. The total consideration for the Huntsman 7 1/2% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Huntsman Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 5.375% German Bundes Obligationen due January 4, 2010, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Huntsman Offer Documents, plus (ii) a fixed spread of 50 basis points. The total consideration for the Huntsman 7 7/8% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Huntsman Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 4.5% U.S. Treasury Note due November 15, 2010, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Huntsman Offer Documents, plus (ii) a fixed spread of 50 basis points. The total consideration for the Huntsman 6 7/8% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Huntsman Offer Documents, on the basis of a yield to the earliest optional redemption date under the applicable indenture equal to the sum of (i) the yield (based on the bid side price) of the 5.375% German Bundes Obligationen due January 4, 2010, as calculated by Oppenheimer & Co. Inc., in accordance with standard market practice on the Price Determination Date, as described in the Huntsman Offer Documents, plus (ii) a fixed spread of 50 basis points.

Nimbus will pay accrued and unpaid interest up to, but not including, the applicable payment date.

Each holder who validly tenders its Notes and delivers consents on or prior to October 22, 2008 (the “Consent Date”) shall be entitled to a consent payment, which is included in the total consideration above, of $15 for each $1,000 in principal amount of Notes (or, in the case of the 7 1/2% Notes and the 6 7/8% Notes, €15 for each €1,000 in principal amount of such Notes) tendered by such holder if such Notes are accepted for purchase pursuant to the tender offers. Holders who tender after the Consent Date, but prior to the Expiration Date (as defined herein), shall receive the total consideration minus the consent payment. Holders who tender Notes are required to consent to the proposed amendments to the indentures and, where applicable, the related collateral agreements.

The tender offers and consent solicitations will expire at midnight, New York City time, on November 5, 2008, unless extended or earlier terminated by Nimbus (the “Expiration Date”).

Tenders of Notes prior to the Consent Date may be validly withdrawn and consents may be validly revoked at any time prior to October 22, 2008, but not thereafter unless the tender offers and the consent solicitations are terminated without any Notes being purchased. Nimbus reserves the right to terminate, withdraw or amend the tender offers and consent solicitations at any time subject to applicable law.

Nimbus expects to pay for any Notes purchased pursuant to the tender offers and consent solicitations on a date promptly following the expiration of its tender offer. In addition, Nimbus may accept and pay for any Notes at any time after the Consent Date, in its sole discretion.

Hexion expects that its 9  2/10% debentures due 2021, 7  7/8% debentures due 2023 and 8  3/8% sinking fund debentures due 2016 will remain outstanding following its proposed acquisition of Huntsman Corporation.

Nimbus has retained Oppenheimer & Co. Inc., to act as Dealer Manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Oppenheimer & Co. Inc., at (800) 274-2746 (toll free) or (212) 885-4646 (collect). Copies of the Offer Documents and other related documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offers and consent solicitations, at (800) 290-6426 (toll free) or (212) 269-5550 (collect).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our pending merger with Huntsman Corporation, including the related pending litigation; economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

About the Company

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com

Contacts

Investors:

John Kompa, +1 614 225 2223

Director, Investor Relations

john.kompa@hexion.com

Media:

Peter F. Loscocco, +1 614 225 4127

Vice President, Public Affairs

peter.loscocco@hexion.com

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